                 EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENT


                  Agreement, made as of the 1st day of January 1998, by and between NortaVOD Corporation., a Delaware corporation (the "Company"), and Dermott O'Flanagan ("Executive").

                                    RECITALS

         A. The Company desires to employ Executive as Senior Vice President and Director of Overseas Operations; and

         B. Executive is willing to accept such employment on the terms and conditions set forth in this Agreement.

                  THE PARTIES AGREE as follows:

                  1. Position and Term of Employment. Executive's employment hereunder shall commence as of January 1, 1998 and shall end December 31, 2000, unless terminated sooner pursuant to Section 6 of this Agreement or extended by the mutual agreement of the parties. During the term hereof, Executive shall be employed as Senior Vice President and Director of Overseas Operations of the Company and shall devote his full business time, skill, attention and best efforts in carrying out his duties and promoting the best interests of the Company. Executive shall also serve as a director and/or officer of one or more of the Company's subsidiaries as may be requested from time to time by the Board of Directors. Subject always to the instructions and control of the Board of Directors of the Company, Executive shall report to the Chief Executive Officer of the Company and shall be responsible for the duties of the Senior Vice President and Director of Overseas Operations. Executive's duties under this Agreement shall be limited to those duties performed while outside of the United States and shall be subject to the fulfillment by Executive of his duties under his Employment Agreement with The DII Group, Inc. ("DII").

                  Executive shall not at any time while employed by the Company or any of its affiliates or for a period of one (1) year following the later of
(i) termination of employment for any reason or (ii) the date on which the last payment is required to be made under Section 2.1(a)(ii) hereof, without the prior consent of the Board of Directors, knowingly acquire any financial interests, directly or indirectly, in or perform any services for or on behalf of any business, person or enterprise which undertakes any business in competition with the business of the Company and its affiliates or sells to or buys from or otherwise transacts business with the Company and its affiliates; provided that Executive may acquire and own not more than five percent (5%) of the outstanding capital stock of any public corporation or mutual fund. Executive shall not at any time while employed by the Company or any of its affiliates or for a period of two (2) years following termination of employment for any reason, directly or indirectly, solicit for employment, employ or enter into any business or contractual relationship with any employee of the Company or any of its affiliates.

                  2.1 Base Salary. (a) (i) Executive shall be paid an initial salary at the monthly rate of Eight Thousand Eight Hundred Seventy-Three and 50/100 Dollars ($8,873.50) which shall be paid in accordance with the Company's normal payroll practice with respect to salaried employees, subject to applicable payroll taxes and deductions (the "Base Salary"). Executive's Base Salary shall be subject to review and possible change in accordance with the usual practices and policies of the Company. However, Executive's base annual salary shall not be reduced unless such reduction is part of a Company-wide reduction in pay scale and such reduction is proportionate to reductions imposed on the Company's and its subsidiaries' employees; however, in no event may Executive's then current Base Salary be reduced by more than 10%.

         (ii) If for any reason other than Executive's voluntary resignation or termination pursuant to Sections 6(a), (b) or (c) hereof, Executive does not continue to be employed by the Company, Executive shall continue to receive an amount equal to his then current Base Salary under this Agreement plus an annual performance bonus equal to the highest annual bonus payment Executive has received under this Agreement in the previous three years for the then remaining balance of the term of this Agreement. In no event shall such payment be less than one year's base salary plus such highest annual bonus. The foregoing amounts shall be paid to Executive over the remaining term of this Agreement or one year (whichever is applicable) in accordance with the Company's payroll and bonus payment policies. Notwithstanding the foregoing, no payments under this subparagraph (ii) shall be made if the Company makes all payments to Executive required to be made under the Executive's Senior Executive Severance Agreement (the "Severance Agreement") in the event of a Change in Control. For purposes of this Agreement, a Change in Control shall be deemed to have taken place upon the occurrence of any of the following events:

              (A) any corporation, person, other entity or group (other than the trustee of any qualified retirement plan maintained by DII) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing twenty percent (20%) or more of the combined voting power of DII's then outstanding securities; or

                  (B) during any period of twenty-four consecutive months, individuals who at the beginning of such consecutive twenty-four month period constitute the Board of Directors of DII cease for any reason (other than retirement upon reaching normal retirement age, disability or death) to constitute at least a majority thereof, unless the election or the nomination for election by DII's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such twenty-four month period; or

                  (C) the stockholders of DII approve a merger or consolidation of DII with any other corporation, other than a merger or consolidation which would result in the voting securities of DII outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of DII or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of DII approve a plan of complete liquidation of DII or an agreement for the sale or disposition by DII of all or substantially all of DII's assets; or

                  (D) there shall occur a transaction or series of transactions which the Board of Directors shall determine to have the effect of a Change in Control.

              (b) If Executive resigns voluntarily or ceases to be employed by the Company (or any affiliate) for any reason described in Section 6(a) or
(c) of this Agreement, all benefits described in Sections 2 and 3 hereof shall terminate (except to the extent previously earned or vested).

                  (c) If Executive's employment shall have been terminated pursuant to Section 6(b), the Company shall pay in equal monthly installments for the then remaining balance of the term of this Agreement to Executive (or his beneficiaries or personal representatives, as the case may be) disability benefits at a rate per annum equal to one hundred percent (100%) of his then current Base Salary under this Agreement, plus amounts equal to the highest annual bonus as provided in clause (ii) of Section 2.1(a), less payments and benefits, if any, received under any disability plan or insurance provided by the Company and less any "sick leave" payments received from the Company for the applicable period.

                  2.2 Bonuses. Executive shall be eligible for an annual performance bonus for calendar years beginning after December 31, 1997, in the discretion of the Company's Board of Directors

                  2.3 Expenses. During the term hereof, the Company shall pay or reimburse Executive in accordance with the Company's normal practices any travel, hotel and other expenses or disbursements reasonably incurred or paid by Executive in connection with the services performed by Executive hereunder, in each case upon presentation by Executive of itemized accounts of such expenditures or such other supporting information as the Company may require.

                  3.1 Stock Options; Performance Shares. Executive shall be eligible for grants of stock options and performance share awards under DII's 1994 Stock Incentive Plan (the "Plan"), as may hereafter be determined by the Compensation Committee of the Board of Directors of DII under the Plan. Stock options and performance share awards under this Section 3.1 shall be deemed to be granted exclusively for Executive's services under this Agreement.

                  3.2 Effect of Termination of Employment; Change in Control.
(a) Notwithstanding the provisions of Executive's options, if Executive shall resign voluntarily or cease to be employed by the Company (or an affiliate) other than as a result of death or disability, Executive shall be entitled to exercise such options to the extent such options could otherwise have been exercised immediately prior to the time of termination at any time up to and including 90 days after the date of termination, but not beyond the expiration date of an option. This provision is not intended to limit any other rights that Executive may have with respect to the vesting or exercise of options.

                  (b) If Executive shall die or become disabled, all options and performance shares which have not vested will accelerate and vest immediately, and, in the event of Executive's death, all option rights will transfer to Executive's representative. All then unexercised options will be cancelled one year after Executive dies or becomes disabled.

                  (c) If there is a Change in Control, all options and performance shares which have not vested will accelerate and vest immediately.

                  4. Confidential Information. Except as specifically permitted by this Section 4, and except as required in the course of his employment with the Company, while in the employ of the Company or thereafter, Executive will not communicate or divulge to or use for the benefit of himself or any other person, firm, association, or corporation without the prior written consent of the Company, any Confidential Information (as defined herein) owned, or used by the Company or any of its affiliates that may be communicated to, acquired by or learned of by Executive in the course of, or as a result of, Executive's employment with the Company or any of its affiliates. All Confidential Information relating to the business of the Company or any of its affiliates which Executive shall use or prepare or come into contact with shall become and remain the sole property of the Company or its affiliates.

                  "Confidential Information" means information not generally known about the Company and its affiliates, services and products, whether written or not, including information relating to research, development, purchasing, marketing plans, computer software or programs, any copyrightable material, trade secrets and proprietary information, including, but not limited to, customer lists.

                  Executive may disclose Confidential Information to the extent it (i) becomes part of the public domain otherwise than as a result of Executive's breach hereof or (ii) is required to be disclosed by law. If Executive is required by applicable law or regulation or by legal process to disclose any Confidential Information, Executive will provide the Company with prompt notice thereof so as to enable the Company to seek an appropriate protective order.

                  Upon request by the Company, Executive agrees to deliver to the Company at the termination of Executive's employment, or at such other times as the Company may request, all memoranda, notes, plans, records, reports and other documents (and all copies thereof) containing Confidential Information that Executive may then possess or have under his control.

                  5. Assignment of Patents and Copyrights. Executive shall assign to the Company all inventions and improvements within the existing or contemplated scope of the Company's business made by Executive while in the Company's employ, together with any such patents or copyrights as may be obtained thereon, both domestic and foreign. Upon request by the Company and at the Company's expense, Executive will at any time during his employment with the Company and after termination regardless of the reason therefor, execute all proper papers for use in applying for, obtaining and maintaining such domestic and foreign patents and/or copyrights as the Company may desire, and will execute and deliver all proper assignments therefor.

                  6.  Termination.

                  (a) Subject to the provisions of Section 8, this Agreement shall terminate upon Executive's death.

                  (b) The Company may terminate Executive's employment hereunder upon fifteen (15) days' written notice if in the opinion of the Board of Directors, Executive's physical or mental disability has continued or is expected to continue for one hundred and eighty (180) consecutive days and as a result thereof, Executive will be unable to continue the proper performance of his duties hereunder. For the purpose of determining disability, Executive agrees to submit to such reasonable physical and mental examinations, if any, as the Board of Directors may request and hereby authorizes the examining person to disclose his findings to the Board of Directors of the Company.

                  (c) The Company may terminate Executive's employment hereunder "for cause" (as hereinafter defined). If Executive's employment is terminated for cause, Executive's salary and all other rights not then vested under this Agreement shall terminate upon written notice of termination being given to Executive, subject to the provisions of Section 8. As used herein, the term "for cause" means the occurrence of any of the following:

                                    (i) Executive having willfully and
                  continually failed to perform substantially his duties with the Company (other than such failure resulting from incapacity due to physical or mental illness, death or disability) after a written demand for substantial performance has been delivered to the Executive by the Board or the President of the Company which specifically identifies the manner in which the Executive is not substantially performing his duties; or
                  (ii) Executive having willfully
                  engaged in conduct which is materially demonstrably injurious to the Company. For purposes of this section, no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in, or not opposed to, the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel to the Company shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Executive a copy of a written resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting called and held for that purpose after reasonable notice to and opportunity for the Executive and the executive's counsel to be heard by the Board, finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth above in (i) or (ii) and specifying the particulars thereof in detail.

                  7. Additional Remedies. Executive recognizes that irreparable injury will result to the Company and to its business and properties in the event of any breach by Executive of the non-compete or non-solicitation provisions of Section 1, the confidentiality provisions of Section 4 or the assignment provisions of Section 5 and that Executive's continued employment is predicated on the covenants made by him pursuant to such Sections. In the event of any breach by Executive of his obligations under said provisions, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain any such breach by Executive or by any person or persons acting for or with Executive in any capacity whatsoever and other equitable relief.

                  8. Deferred Compensation Account; Contributions to Trust. All compensation earned under this Agreement (other than stock option grants) shall be deferred in accordance with the provisions of this Section 8.

                  (a) The Company shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose an amount equal to all compensation earned under this Agreement (other than stock option grants). Any amounts represented by credits made to the Deferred Compensation Account in accordance with the preceding sentence shall be contributed by the Company to the trust (the "Trust") established under the Trust Agreement annexed as Exhibit A hereto. In the case of Performance Shares, the amount of the deferred Performance Shares shall be credited to the Deferred Compensation Account upon vesting in the form of Stock Units. A corresponding number of shares of Common Stock shall be transferred by the Company to the Trust, to be held in accordance with the provisions of the Trust Agreement.

                  (b) The Deferred Compensation Account shall be credited with all amounts of cash compensation that are deferred pursuant to this Agreement, and shall be debited or credited with amounts representing all losses or earnings debited or credited to an account established in respect of the Executive under the Trust. The Deferred Compensation Account also shall be charged from time to time with all amounts that are distributed to the Executive.

                  (c) With respect to Stock Units, in the event DII declares and pays a dividend, the Deferred Compensation Account shall be credited with an amount equal to the amount of the dividend paid on the number of shares of Common Stock equal to the number of Stock Units in the Deferred Compensation Account. In the event of any stock dividend, stock split, combination or exchange of shares of Common Stock, recapitalization or other change in the capital structure of DII, corporate separation or division (including, but not limited to, split-up, spin-off or distribution to DII shareholders other than a normal cash dividend), sale by DII of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the number of Stock Units in the Deferred Compensation Account shall be appropriately adjusted in an equitable manner or there shall be made such other equitable adjustments to the Deferred Compensation Account.

                  (d) Amounts contributed to the Trust and credited to the Executive's account thereunder shall be invested and reinvested, at the direction of the Executive, in accordance with the provisions of the Trust Agreement. The assets of the Trust shall be considered part of the general assets of the Company subject to the claims of its general creditors.

                  (e) The Executive agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any debits or credits made to his account under the Trust by reason of losses or earnings on investments made in accordance with the provisions of the Trust Agreement.

                  (f) If the Executive experiences an Unforeseeable Financial Emergency, the Executive may, with the approval of the Company, receive a partial or full distribution of his Deferred Compensation Account. The distribution shall not exceed the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.

                  (g) The Executive may at any time elect to withdraw all of the balance then credited to his Deferred Compensation Account, less a ten (10) percent withdrawal penalty. Thereafter, the provisions of this Section 8 shall no longer continue in effect.

                  (h) Upon the earlier of (i) a period of 30 days shall have elapsed after the Executive ceases to be a resident of the United States, and
(ii) the earliest date reasonably
practicable following the Executive's Termination of Employment, the Company shall pay (or cause to be paid from the Trust) to the Executive or to the Executive's beneficiary or estate (in the event of his death) a lump sum amount equal to his Deferred Compensation Account. All payments shall be made in cash, except that distributions representing Stock Units shall be made in shares of Common Stock.

                  (i) The beneficiary referred to in paragraph (h) above may be designated or changed by the Executive on a form provided by the Company and delivered to the Company before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, the lump sum payment payable under paragraph (h) above shall be payable to the Executive's surviving spouse or, if none, his estate.

                  (j) For purposes of this Agreement:

                      "Change in Control" shall mean a change in control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following four paragraphs shall have been satisfied:

                     (i) any corporation, person, other entity or group (other than the trustee of any qualified retirement plan maintained by DII) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing twenty percent (20%) or more of the combined voting power of DII's then outstanding securities; or

                     (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such consecutive twenty-four month period constitute the Board of Directors of DII cease for any reason (other than retirement upon reaching normal retirement age, disability or death) to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such twenty-four month period;

                     (iii) the shareholders of DII approve a merger or consolidation of DII with any other corporation, other than a merger or consolidation which would result in the voting securities of DII outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of DII or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of DII approve a plan or complete liquidation of DII or an agreement for the sale or disposition by DII of all or substantially all DII's assets;

                     (iv) there shall occur a transaction or series of transactions which the Board of Directors of DII shall determine to have the effect of a Change in Control.

                  "Common Stock" shall mean the Common Stock, par value $0.01 of DII, or any security of DII issued in substitution, exchange or in lieu thereof.

                  "Performance Shares" shall mean performance shares awarded under DII's 1994 Stock Incentive Plan and under any successor plan of DII which permits the awardee to elect to defer the Performance Shares.

                  "Stock Units" shall mean bookkeeping units in the Deferred Compensation Account, each of which represents a share of Common Stock.

                  "Termination of Employment" shall mean the Executive's cessation of employment or service with the Company or any affiliate voluntarily or involuntarily, for any reason.

                  "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Executive that would result in severe financial hardship to the Executive resulting from (i) a sudden and unexpected illness or accident of the Executive or a dependent of the Executive, (ii) a loss of the Executive's property due to casualty, or (iii) other such extraordinary and unforeseeable circumstances, all as determined in the sole discretion of the Company.

                  (k) It is the intention of the parties hereto that the arrangement described in this Agreement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing in this Agreement or the Trust Agreement and no action taken pursuant to the provisions of this Agreement or the Trust Agreement shall create or be construed to create a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. Any funds that may be invested under the provisions of the Trust Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. This Agreement constitutes a mere promise by the Company to make a benefit payment in the future.

                  (l) The Company or the trustee of the Trust shall withhold from benefits distributed under this Agreement all income, employment and other taxes required to be withheld by applicable law.

                  (m) After a Change in Control, if any person or entity has failed to comply (or is threatening not to comply) with any of its obligations under this Agreement or the Trust, or takes or threatens to take any action to deny, diminish or to recover from the Executive the benefits intended to be provided hereunder, the Company shall reimburse the Executive for reasonable attorneys' fees and related costs incurred in the successful pursuance or defense of the Executive's rights. If the Executive does not prevail, attorneys' fees shall also be payable under the preceding sentence to the extent the Executive had reasonable justification for retaining counsel, but only to the extent that the scope of such representation was reasonable.

                  (n) No benefit under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under this Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in this Agreement.

                  9. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective legal representatives, successors and assigns. Neither this Agreement nor any of the duties or obligations hereunder shall be assignable by Executive.

                  10. Governing Law; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of the State of Colorado. Each of the Company and Executive consents to the jurisdiction of any state or federal court sitting in Colorado, in any action or proceeding arising out of or relating to this Agreement.

                  11. Headings. The paragraph headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or in any way affect the interpretation of this Agreement.

                  12. Severability. If any provision, paragraph or subparagraph of this Agreement is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of this Agreement. In addition, to the extent possible, a like valid term which meets the objective of the void or unenforceable term shall be substituted for any such void or unenforceable term.

                  13. Complete Agreement. This document embodies the complete agreement and understanding among the parties, written or oral, which may have related to the subject matter hereof in any way and shall not be amended orally, but only by the mutual agreement of the parties hereto in writing, specifically referencing this Agreement.

                  14. Counterparts. This Agreement may be executed in one or more separate counterparts, all of which taken together shall constitute one and the same Agreement.

                  15. Miscellaneous. Executive acknowledges that the Company is not responsible for the tax attributes of Executive's compensation under this Agreement. Executive shall be solely responsible for Executive's income tax liability and any other tax liability, and the Company expressly disavows any responsibility or warranty in connection therewith.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                            NORTAVOD CORPORATION


                                            By:      /s/ Thomas J. Smach
                                               --------------------------------
                                            Title:       Vice President
                                                  -----------------------------

                                                     /s/ Dermott O'Flanagan
                                            -----------------------------------
                                            DERMOTT O'FLANAGAN